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                                                                      EXHIBIT 11


                                      FOCUS ENHANCEMENTS, INC.
                            STATEMENT OF COMPUTATION OF INCOME PER SHARE


                                                                       Three months ended
                                                               September 30,      September 30,
                                                                   1998               1997
                                                               -------------      -------------
Net income                                                     $   467,725        $   413,906
                                                               ===========        ===========

Basic:

Weighted average number of common shares outstanding            17,427,999         14,582,324
                                                               ===========        ===========

Diluted:

Weighted average number of common shares outstanding            17,427,999         14,582,324
                                                               -----------        -----------
Weighted average common equivalent shares                          690,927            590,230

Weighted average number of common and common equivalent
shares outstanding used to calculate per share data             18,118,926         15,172,554
                                                               ===========        ===========

Net income per share
        Basic                                                  $      0.03        $      0.03
                                                               -----------        -----------
        Diluted                                                $      0.03        $      0.03
                                                               -----------        -----------


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                                                                        Nine months ended
                                                               September 30,      September 30,
                                                                   1998               1997
                                                               -------------      -------------


Net Income                                                     $ 1,448,121        $   662,089
                                                               ===========        ===========

Basic:

Weighted average number of common shares outstanding            16,054,513         12,787,591
                                                               ===========        ===========

Diluted:

Weighted average number of common shares outstanding            16,054,513         12,787,591
Weighted average common equivalent shares                          647,792            244,374
                                                               -----------        -----------

Weighted average number of common and common equivalent
shares outstanding used to calculate per share data             16,702,305         13,031,965
                                                               ===========        ===========

Net income per share
        Basic                                                  $      0.09        $      0.05
                                                               -----------        -----------
        Diluted                                                $      0.09        $      0.05
                                                               -----------        -----------

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